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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

FPB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 SE Port St. Lucie Boulevard, FL	34952
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2007, NASDAQ notified FPB Bancorp, Inc. (“Company”) that the Company was in violation of NASDAQ Marketplace Rule 4350(c), which requires that the Committee be comprised solely of independent directors.

The violation was wholly inadvertent and a result of the Board’s desire to include an executive officer in Committee discussions. The executive did not participate in any deliberations concerning him and the Committee met only one time during his term of service. The Committee corrected its membership immediately upon receipt of Nasdaq’s notice.

Nasdaq specifically noted that it did not appear that the Company’s failure to comply with the listing requirements was a result of a deliberate intent to avoid compliance and that the Company had not demonstrated a pattern of noncompliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)
Date: April 17, 2007

/s/ Nancy E. Aumack
Nancy E. Aumack, Senior Vice President & Chief Financial Officer